EXHIBIT 23J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 25, 2013, relating to the financial statements and financial highlights of AMIDEX35™ Israel Mutual Fund, a series of AMIDEX™ Funds, Inc., for the year ended May 31, 2013, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Fund Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
September 27, 2013

5